SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
July 1, 2009
Date of Report (Date of Earliest Event Reported)
HARRIS INTERACTIVE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

60 Corporate Woods, Rochester, New York	14623

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number Including Area Code: (585) 272-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Section 8 — Other Events
Item 8.01 Other Events.
Revised Board Commitment Regarding Equity-Based Grants to Employees
In October 2007, the Board of Directors (the “Board”) of Harris Interactive Inc. (the “Company”) committed to its shareholders to limit the number of shares granted via equity-based awards to employees to an average of 2.7% of the total shares of common stock outstanding at the end of the Company’s three fiscal years 2008, 2009 and 2010, applying the following formula: (fiscal 2008% + fiscal 2009% + fiscal 2010%) ÷ 3 years ≤ 2.7% (the “2007 Commitment”). Each share of restricted stock granted is counted as the equivalent of two option shares for the purpose of calculating the total number of shares granted in a year under the 2007 Commitment.
Since October 2007, in order to help restore profitability to its business, the Company significantly restructured its senior management team and reduced its workforce by nearly 20%, resulting in substantial forfeitures from departing employees of equity-based grants. However, the 2007 Commitment does not take into consideration these forfeitures. Without accounting for the forfeitures, the number of shares granted via equity-based awards to employees as a percentage of total shares of common stock outstanding (“burn rate”) in fiscal years 2008 and 2009 per the 2007 Commitment were 3.64% and 3.58%, respectively. Accounting for forfeitures, however, outstanding equity-based grants to employees during the same period decreased by approximately 2 million shares, or nearly 4% of the Company’s total shares of common stock outstanding.
Due to the lack of adequate flexibility under the 2007 Commitment to attract a new senior management team through use, in part, of equity-based awards and the need to continue to align the interests of the Company’s employees with the interests of its shareholders, management of the Company engaged in discussions with the RiskMetrics Group (“RiskMetrics”) regarding a potential modification to the 2007 Commitment. In considering whether to support a modification to the 2007 Commitment, RiskMetrics took into account its current annual burn rate criteria applicable to the Company, which would permit an annual burn rate of up to 6.15%. Based on discussions with the Company’s management as well as its annual burn rate criteria currently applicable to the Company, RiskMetrics proposed modifying the burn rate percentage, without crediting cancellations or forfeitures, to 4.98% (applied as an average over the measurement period) and the measurement period to fiscal years 2009, 2010 and 2011. The Board supports RiskMetrics proposed modifications.
Accordingly, and consistent with RiskMetrics’ proposed modifications, the Board commits to its shareholders to limit the number of shares granted via equity-based awards to employees to an average of 4.98% of the total shares of common stock outstanding at the end of the Company’s three fiscal years 2009, 2010 and 2011, applying the following formula: (fiscal 2009% + fiscal 2010% + fiscal 2011%) ÷ 3 years ≤ 4.98% (the “Modified Commitment”). For the purpose of calculating the total number of shares granted in a year under the Modified Commitment, each share of restricted stock granted will continue to count as the equivalent of two option shares.
Although the Board believes that the Modified Commitment preserves the Company’s ability to make appropriate equity-based grants for purposes of attracting and retaining talented employees and aligning the interests of its employees with that of its shareholders, it neither plans nor believes it will be necessary to fully utilize the maximum granting capacity available under the Modified Commitment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC. (Registrant)
By:	/s/ Robert J. Cox
	Name:	Robert J. Cox
	Title:	Chief Financial Officer and Treasurer (Principal Financial Officer)

Dated: July 1, 2009